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                                                                    Exhibit 10.2

                 ASSUMPTION OF OBLIGATIONS AND PLEDGE AGREEMENT
                                 (VIDEO CATALOG)

      This Assumption of Obligations and Pledge Agreement (this "Agreement") is made and entered into as of March 21, 2005, by and between Genius Products, Inc., a Delaware corporation ("Pledgee"), and American Vantage Companies, a Nevada corporation ("Pledgor").

      WHEREAS, Pledgee and Pledgor are parties to that certain Agreement and Plan of Merger dated as of March 21, 2005 (the "Merger Agreement"), pursuant to which Pledgee will acquire the Company (as defined in the Merger Agreement);

      WHEREAS, as a further inducement to Pledgee to enter into and consummate the transactions contemplated by the Merger Agreement, Pledgee desires to assign, and Pledgor desires to assume, certain obligations of the Company, on a going-forward basis, following the consummation of the transactions contemplated by the Merger Agreement; and

      WHEREAS, the execution and delivery of this Agreement by the parties hereto is a condition to the closing of the transactions contemplated by the Merger Agreement.

      NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

      1. CAPITALIZED TERMS. Capitalized terms used but not defined herein shall have the meanings for such terms that are set forth in the Merger Agreement.

      2. CERTAIN DEFINITIONS.

            (a) "Assignment" has the meaning set forth in Section 3 hereof.

            (b) "Certificates" means the certificate or certificates evidencing ownership of the Collateral, in such denominations as Pledgor shall reasonably request.

            (c) "Collateral" means seven hundred thousand (700,000) shares of Purchaser Common Stock registered in the name of Pledgor and/or its Affiliates, which comprises a portion of the Merger Consideration, to the extent not released and distributed by Pledgee to Pledgor in accordance with Section 10(b) hereof.

            (d) "Default" has the meaning set forth in Section 8 hereof.

            (e) "Obligations" has the meaning set forth in Section 3(a) hereof.

      3. ASSIGNMENT, ASSUMPTION AND OTHER AGREEMENTS.

            (a) Effective as of immediately following the Effective Time, Pledgee hereby assigns, sells, transfers and sets over (collectively, the "Assignment") to Pledgor the Pledgee's obligations and liabilities related to or associated with (i) accounts payable that are attributable to the Direct Response Video Catalog of Wellspring Media that are set forth on Schedule 1 attached

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hereto, and (ii) amounts owing under the lease for the property in the name of
Wellspring Media at 5900 Wilshire Blvd., Los Angeles, CA (the "Wilshire Blvd. Premises"), in all cases without set-off or counterclaims against Pledgee (collectively, the "Obligations"). Pledgor hereby accepts the Assignment and assumes and agrees to pay and discharge all of the Obligations when due from and after the Closing. In addition to any remedies available to Pledgee under
Section 9 hereof, in the event that Pledgor fails to pay any Obligation when it becomes due, and Pledgee shall pay such amount on behalf of Pledgor, then Pledgor shall pay the amount of such Obligation to Pledgee with such amount carrying interest at a rate of 10.0% per annum from the due date for such Obligation until such amount plus accrued interest is paid in full to Pledgee (with any such accrued interest also constituting an Obligation hereunder).

            (b) Pledgee agrees to vacate the Wilshire Blvd. Premises within 15 days following the sale or shutdown of the Video Catalog business conducted at that location, and will reasonably cooperate with Pledgor in subletting or assigning the Wilshire Blvd. Premises thereafter.

            (c) Pledgor agrees, following the Effective Time, to segregate and deposit 50% of the net proceeds actually received by Pledgor or its Affiliates from the sale of Merger Consideration, until such time as $1,100,000 of proceeds is actually deposited by Pledgor (which shall be no later than 60 days following the Effective Time), into a joint bank account with Pledgee, which account will require the signatures of both Pledgee and Pledgor to make withdrawals or transfers. The parties agree to promptly use such funds for the payment of Obligations and Pledgor's other obligations hereunder until they are fully satisfied, after which time the remaining funds, if any, will promptly be released back to Pledgor.

s            (d) Pledgor agrees to pay to Pledgee one-half of any reduction in amounts legally owing under any individual Obligation resulting primarily from the negotiation or efforts of Pledgee with the creditor, within five days of receipt of written notice by Pledgor accompanied by reasonable proof or other documentation evidencing the subject creditor's unconditional agreement to such reduction. For example, if Pledgee obtains a settlement with a creditor of an Obligation legally reducing the amount owed to such creditor from $20,000 to $10,000, Pledgor will pay to Pledgee $5,000 within five days of receipt of such notice and proof or documentation of such reduction.

      4. PLEDGE AND SECURITY INTEREST. To secure Pledgor's obligations to Pledgee to assume and fully discharge when due all of the Obligations and Pledgor's other obligations hereunder, Pledgor hereby pledges the Collateral to Pledgee and grants to Pledgee a continuing security interest in the Collateral.

      5. DEPOSIT OF COLLATERAL. Pledgor shall (i) deliver to Pledgee the Certificates; and (ii) deliver to Pledgee one original stock power for each Certificate in the form of Exhibit A attached hereto, duly executed in blank.

      6. WARRANTIES AND COVENANTS OF PLEDGOR.

      Pledgor represents, warrants, covenants and agrees as follows:

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            (a) Obligations. Schedule 1 attached hereto sets forth a true, correct and accurate listing of all obligations and liabilities related to or associated with accounts payable that are attributable to the Direct Response Video Catalog of Wellspring Media.

            (b) Novations. Pledgor shall use its best efforts to seek novations of all of the Obligations such that Pledgor is the obligor of record with respect to all of the Obligations. Notwithstanding anything herein or in the Merger Agreement to the contrary and for the avoidance of doubt, upon and following the Assignment, Pledgor shall be the primary obligor with respect to all of the Obligations.

            (c) Ownership of Collateral. Pledgor has good, valid marketable title to the Collateral, free from any liens, charges, pledges, security interests, encumbrances, rights to purchase or other claim or interest of any kind, other than those granted herein.

            (d) Liens. Pledgor will neither create nor permit the creation of any lien charge, pledge, security interest, encumbrance or other claim or interest in the Collateral without the prior written consent of Pledgee.

            (e) First-Priority Security Interest. Pledgee will at all times have a valid, perfected first-priority security interest in the Collateral.

            (f) Transfers. Pledgor will neither make nor permit any transfer of the Collateral without the prior written consent of Pledgee.

            (g) Reimbursement of Expenses. Pledgor will reimburse Pledgee for any expenses reasonably incurred by Pledgee in protecting or realizing on the Collateral.

            (h) Payment of Taxes and Indebtedness. Pledgor shall promptly pay all liens, taxes, assessments, or contributions required by law which may come due and which are lawfully levied or assessed with respect to the Obligations or any of the Collateral.

      7. EXERCISE OF SHAREHOLDER RIGHTS.

            (a) Receipt of Dividends and Distributions. Prior to the occurrence of a Default, Pledgor shall have the right to receive and retain any ordinary dividends or other distributions paid on the Collateral.

            (b) Right to Vote. Prior to the occurrence of a Default, Pledgor may vote the Collateral for all purposes allowed within the restrictions set by this Agreement and otherwise imposed by the Merger Agreement and the agreements related thereto, including, without limitation, the Resale and Voting Agreement.

      8. DEFAULT.

      Pledgor shall be in default hereunder (each such occurrence, a "Default"), and Pledgee shall have the rights and remedies of a secured party under Article 9 of the Uniform Commercial Code of Nevada, in addition to any other remedies available to it hereunder or under any other

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agreement, if Pledgor fails to pay or perform any of the Obligations when the same become due and payable or performable.

      9.    REMEDIES UPON DEFAULT.

            (a) Pledgee May Register Shares. Upon the occurrence of a Default, Pledgee may cause the Collateral to be transferred to Pledgee's name and may exercise any right normally incident to the ownership of the Collateral, including the right to vote and to receive all dividends or other payments.

            (b) Collateral. Upon the occurrence of a Default, Pledgee may sell all or any part of the Collateral at public or private sale, or retain the Collateral in full or partial satisfaction of the Obligations. Pledgee may purchase all or any part of the Collateral at the sale. Proceeds of any sale shall be applied first to pay all costs and expenses related to the Default and sale of the Collateral, including all attorneys' fees, and second, to pay all amounts owed on the Obligations, with any excess to be returned to Pledgor.

            (c) Remedies Cumulative. Upon the occurrence of a Default, Pledgee shall have all rights and remedies available at law or in equity, including all rights available under the Uniform Commercial Code, and all rights and remedies granted under this Agreement, the Merger Agreement and any other related documents or agreements. These rights and remedies shall be cumulative, and may be exercised singly or concurrently with all other rights and remedies Pledgee may have.

            (d) Acknowledgments and Agreements of Pledgor. Pledgor hereby acknowledges and agrees (i) that Pledgor waives all rights of redemption, stay, valuation and appraisal under any applicable laws, (ii) that ten (10) days' prior written notice of Pledgee's intention to make any sale of the Collateral is commercially reasonable notice, (iii) that the requirements of federal and state securities laws may limit Pledgee's sale of all or part of the Collateral as well as the extent or manner in which any subsequent transferee could dispose of the same, (iv) in light of such restrictions, Pledgee may effect a private sale to one or more purchasers who will agree, among other things, to acquire the Collateral for their own account, for investment, and not with a view to the distribution or resale thereof, (v) that Pledgee may proceed to make such a sale whether or not a registration statement for the purpose of registering the Collateral shall have been filed and may approach and negotiate with a single potential purchaser to effectuate such sale, (vi) any such sale might result in prices or other terms less favorable than if such sale were a public sale without such restrictions, and Pledgee shall incur no liability for selling any Collateral under such circumstances, and (vii) the foregoing shall apply not withstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which Pledgee sells.

            (e) Registration. Pledgor hereby assigns to Pledgee, upon the occurrence of a Default, all registration rights Pledgor now has or may hereafter acquire with respect to the Collateral.

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      10.   TERMINATION OF PLEDGE AND SECURITY INTEREST.

            (a) Sections 4, 5, 7, 8 and 9 of this Agreement shall remain in full force and effect until the Obligations have been fully and finally discharged.

            (b) Pledgee agrees that as Pledgor provides satisfactory evidence (in the reasonable discretion of Pledgee) that Pledgor has fully paid, discharged and satisfied each $100,000.68 increment of the Obligations (except with respect to the balance under the final $100,000.68 of Obligations, which shall be such remaining balance), Pledgee will distribute to Pledgor from the Collateral, within five (5) business days of Pledgee's receipt of such satisfactory evidence, a stock certificate evidencing Collateral having an aggregate Face Value equal to $100,000.68, together with the stock power with respect to such delivered stock certificate if such stock power relates solely to the stock certificate being distributed to Pledgor. For purposes of this Agreement, "Face Value" means $1.56 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations).

            (c) Set forth on Schedule 2 attached hereto is a list of physical properties associated with the Direct Response Video Catalog of Wellspring Media (the "Inventory"). To the extent that Pledgee sells (i) units of Inventory during the term of the security interest granted hereunder, or (ii) the Video Catalog business (consisting of the trademark "Video Catalog" and the related mailing list(s) used in the business) or any portion thereof, the amount of the Obligations (or such lesser amount of Obligations to which Pledgor may then be subject) shall be reduced, on a dollar-for-dollar basis (but not below zero), by the amounts actually collected and received by Pledgee in respect of such sales, net of any direct costs incurred by Pledgee related to the sale of such Inventory or the collection of payment therefor (any such reduced amount of Obligations, an "Inventory Sales Amount"). Notwithstanding anything contained herein to the contrary, all Inventory Sales Amounts will be applied, on a dollar-for-dollar basis, as a payment, discharge and satisfaction of Obligations for purposes of Section 10(b) hereof in accordance with the terms and conditions thereof. If Pledgee realizes any net Inventory Sales Amounts after Pledgor has fully satisfied and paid all of its Obligations hereunder (or such lesser amount which will satisfy all of the Obligations), Pledgee shall promptly remit any such Inventory Sales Amounts to Pledgor, up to the amount of Obligations actually paid by Pledgor.

      11.   MISCELLANEOUS.

            (a) Waiver. No right or obligation under this Agreement will be deemed to have been waived unless evidenced by a writing signed by the party against which the waiver is asserted or by its duly authorized representative. Any waiver will be effective only with respect to the specific instance involved, and will not impair or limit the right of the waiving party to insist upon strict performance of the right or obligation in any other instance, in any other respect, or at any other time.

            (b) Notice. Any notice or other communication required or permitted under this Agreement shall be delivered in accordance with the notice provision set forth in the Merger Agreement.

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            (c) Modifications to Be in Writing. To be effective, any
modification to this Agreement must be in writing signed by all parties to the Agreement.

            (d) Agreement Binding upon Successors and Assigns. This Agreement shall bind Pledgor and its successors and assigns. All rights, privileges and powers granted to Pledgee under this Agreement shall benefit Pledgee and its successors and assigns.

            (e) Assignment of Agreement. At any time, Pledgee may assign or transfer any of its rights or powers under this Agreement to any person or entity. Pledgor may not transfer its rights, duties or obligations under this Agreement without the prior written consent of Pledgee.

            (f) Further Assurances. Both Pledgor and Pledgee agree to take any further actions and to make, execute and deliver any further written instruments which may be reasonably required to carry out the terms, provisions, intentions and purposes of this Agreement.

            (g) Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the law of the State of California, without regard to that state's conflict of laws principles. All disputes between the parties hereto, whether sounding in contract, tort, equity or otherwise, shall be resolved only by state and federal courts located in Los Angeles, California, and the courts to which an appeal therefrom may be taken. All parties hereto waive any objections to the location of the above referenced courts, including but not limited to any objection based on lack of jurisdiction, improper venue or forum non-conveniens. Notwithstanding the foregoing, any party obtaining any order or judgment in any of the above referenced courts may bring an action in a court in another jurisdiction in order to enforce such order or judgment.

            (h) Recovery of Fees by Prevailing Party. If any legal action, including, without limitation, an action for arbitration or injunctive relief, is brought relating to this Agreement or the breach hereof, the prevailing party in any final judgment or arbitration award shall be entitled to the full amount of all reasonable expenses, including all court costs, arbitration fees and actual attorneys' fees paid or incurred in good faith.

            (i) Severability. If any provision of this Agreement or any application of any provision is determined to be unenforceable, the remainder of this Agreement shall be unaffected. If the provision is found to be unenforceable when applied to particular persons or circumstances, the application of the provision to other persons or circumstances shall be unaffected.

            (j) Headings. Headings used in this Agreement have been included for convenience and ease of reference only and will not in any manner influence the construction or interpretation of any provision of this Agreement.

            (k) Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will constitute a single agreement.

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      IN WITNESS WHEREOF, the parties have executed this Assumption of
Obligations and Pledge Agreement as of the date first above written.

PLEDGEE:

GENIUS PRODUCTS, INC.

By: /s/  Trevor Drinkwater
    ----------------------------
Name: Trevor Drinkwater
Title:  CEO

PLEDGOR:

AMERICAN VANTAGE COMPANIES

By: /s/ Ronald J. Tassinari
    ----------------------------
Name: Ronald J. Tassinari
Title: CEO

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